UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________________________________________

FORM 8-K
_____________________________________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025
_____________________________________________________________________________________________________________________

HIMS & HERS HEALTH, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________________________________

Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2269 Chestnut Street, #523
San Francisco, CA 94123
(Address of principal executive offices)
(415) 851-0195
(Registrant’s telephone number, including area code)
______________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Investors of Hims & Hers Health, Inc. (the "Company") and others should note that we announce information to the public about the Company, the products and services available on the Company’s platform, and other updates regarding the Company through a variety of channels, including the Company’s websites, press releases, SEC filings, public conference calls, webcasts, blogs and various social media accounts, including our and our Chief Executive Officer’s accounts, in order to achieve broad, non-exclusionary distribution of information to the public. We encourage our investors and others to review the information we make public on the locations below as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Interested in keeping up with Hims & Hers Health?

For more information from the Company, please visit or follow:
•the Company’s websites at hims.com and forhers.com;
•the Company’s investor relations website at investors.hims.com;
•the Company’s news website at news.hims.com;
•the Company’s and Andrew Dudum’s X accounts at x.com/wearehims, x.com/wearehers, x.com/himsherscomms and x.com/AndrewDudum; and
•the Company’s LinkedIn accounts at linkedin.com/company/hims-&-hers and linkedin.com/showcase/h-h-corporate-affairs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: September 22, 2025	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer